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                                                                   Exhibit 10.29

[Logo MAAX Corporate]


                                                                     MEMORANDUM
DATE:    July 22, 2005

TO:      Terry Rake

CC:      Sophie Fortin, Denis Aubin

FROM:    Andre Heroux

SUBJECT: Sector Head - Spa and Cabinetry Sectors

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Dear Terry:

First of all, I would like to thank you for accepting to take on an additional challenge as MAAX Sector Head for both, the Spa and Cabinetry Sectors.

We, the Board members, believe that you will do a great job in handling these additional responsibilities and you will be successful in implementing a LEAN Thinking Culture in the Cabinetry Sector with your leadership by example.

We recognize that your job will now entail additional responsibilities and we will increase your annual salary up to one hundred ninety thousand dollars ($US 190,000) per year as of August 1st, 2005.

Once again, congratulations! I wish you the best of success in your new challenge as MAAX Sector Head of the Spa and Cabinetry Sectors.

Best regards,

/s/ Andre Heroux

Andre Heroux
President and CEO


AH:ll


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